UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2017

NexPoint Multifamily Capital Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-200221	46-4106316
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Crescent Court

Suite 700

Dallas, Texas 75201

(Address of principal executive offices)

(972) 628-4100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On January 26, 2017, NexPoint Multifamily Capital Trust, Inc. (the “Company”), a Maryland corporation, sold 125 shares of 12.5% Series A Cumulative Non-Voting Preferred Stock, $0.01 par value per share (the “Series A Preferred Shares”), for $1,000 per Series A Preferred Share, pursuant to a private placement that was exempt from registration pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933, as amended (the “Private Offering”) to 125 “accredited investors,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended, for aggregate gross proceeds of $125,000. The Company paid approximately $6,250 in commissions in connection with the sale of the Series A Preferred Shares in the Private Offering. The Company did not use general solicitation or advertising to market the Series A Preferred Shares.

The outstanding Series A Preferred Shares are subject to redemption, at the Company’s election. In addition, the Series A Preferred Shares have a distribution and liquidation preference senior to the Company’s shares of common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NexPoint Multifamily Capital Trust, Inc.

Dated: February 1, 2017	By:	/s/ Brian Mitts
	Name:	Brian Mitts
	Title:	Chief Financial Officer, Executive Vice President-Finance, Treasurer and Director